Exhibit 4.3

BOND PURCHASE AGREEMENT

THIS BOND PURCHASE AGREEMENT dated December 27, 2010 (the “Agreement”) is entered into by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, a Tennessee public corporation (the “Bond Issuer”); Olin Corporation, a Virginia corporation (the “Conduit Borrower”); and PNC Bank, National Association, a national banking association, acting in the capacity as administrative agent for the hereinafter referenced Purchasers (the “Administrative Agent”).

Background

A.           The Bond Issuer intends to issue its $41,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010 (the “Bonds”) pursuant to a Trust Indenture dated as of December 27, 2010 (the “Indenture”) between the Bond Issuer and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).  The Indenture shall be substantially in the form on file with the Bond Issuer.

B.           The Bonds are being issued to provide financing for the Conduit Borrower.  Proceeds of the Bonds will be used to finance the construction of buildings and improvements, the rehabilitation of existing buildings and the acquisition of machinery and equipment in Bradley County, Tennessee for the manufacture of chlor-alkali and other products.

C.           Proceeds of the Bonds will be loaned by the Bond Issuer to the Conduit Borrower pursuant to a Loan Agreement dated as of December 27, 2010 (the “Loan Agreement”).  Pursuant to the Loan Agreement, the Conduit Borrower will agree to make loan payments at times and in amounts sufficient to pay debt service on the Bonds.

D.           The Bonds will be issued initially in the Direct Purchase Mode as set forth in the Indenture.  The Purchasers will be the initial purchasers of the Bonds pursuant to the First Amendment to the Amended and Restated Credit and Funding Agreement dated as of December 27, 2010 (as amended, the “Credit Agreement”) by and among PNC Bank, National Association, as Administrative Agent for the Purchasers identified therein, the Purchasers identified therein and the Conduit Borrower.

E.           The Purchasers have agreed to purchase the Bonds on the terms and conditions described in this Agreement and the in the Credit Agreement.

F.           In order to induce the Bond Issuer and the Administrative Agent to enter into this Agreement, to induce the Bond Issuer to issue and deliver the Bonds, and to induce the Purchasers to purchase the Bonds, the Conduit Borrower has joined in this Agreement.

The terms and conditions of this Agreement are as follows:

Section 1.	Definitions.

In addition to the definitions contained elsewhere in this Agreement, the following definitions shall apply:

(a)           The term “Financing Documents” shall mean: the Indenture, the Loan Agreement, the Tax Certificate and Agreement, the Credit Agreement and this Agreement.

(b)           Capitalized terms not otherwise defined in this Agreement shall have the meaning assigned in the Indenture.

Section 2.	Agreement to Purchase.

On the basis of the representations and warranties set forth herein and in the other Financing Documents and subject to the terms and conditions set forth herein, on the date of Closing (as hereinafter defined), the Purchasers, in accordance with the percentages set forth in the Credit Agreement, shall purchase from the Bond Issuer, and the Bond Issuer shall sell to the Purchasers, in accordance with the percentages set forth in the Credit Agreement, all (but not less than all) of the Bonds at a purchase price of $41,000,000, which is the par amount of the Bonds.

The Bonds shall be issued under and secured as provided in the Indenture.

Section 3.	Representations and Warranties of the Bond Issuer.

The Bond Issuer hereby represents and warrants as follows:

(1)           It is duly organized as a public corporation and instrumentality of the State of Tennessee under the provisions of the Enabling Law.

(2)           It has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

(3)           It has the power to issue the Bonds and to consummate the transactions contemplated by this Agreement and the Financing Documents to which it is a party.

(4)           By proper action of its governing body, it has duly authorized the issuance and delivery of the Bonds, the execution and delivery of the Financing Documents to which it is a party, and the consummation of the transactions contemplated therein.

(5)           It has obtained, or will have obtained on or prior to the date of Closing, all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the issuance of the Bonds and the execution and delivery of the Financing Documents to which it is a party.

(6)           The issuance of the Bonds and the execution and delivery by it of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

(7)           The Bonds and the Financing Documents to which it is a party will, upon execution and delivery by the Bond Issuer, constitute legal, valid and binding obligations of the Bond Issuer enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.

(8)           There is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or threatened against or affecting it or its properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, the Financing Documents to which it is a party or (ii) could have a materially adverse effect upon its financial condition or operations.

(9)           It is exempt from Federal income taxation under the Internal Revenue Code and is exempt from income taxation by the State of Tennessee.

(10)           Interest on the Bonds is not includible in gross income of the holders for purposes of Federal income taxation.

Section 4.    Representations and Warranties of the Conduit Borrower.  The Conduit
Borrower hereby represents and warrants as follows:

(1)           The Conduit Borrower is on the date hereof and will be as of the date of Closing a duly incorporated corporation validly existing and in good standing or in full force and effect, as the case may be, under the laws of the State of Virginia and duly authorized to conduct business in the State of Tennessee, with full power to own its properties and conduct its businesses.

(2)           The Conduit Borrower has the full legal and corporate power and authority and has been duly authorized to execute and deliver the Financing Documents to which it is a party, and to take any and all such action as may be required on the Conduit Borrower’s part to carry out, give effect to and consummate the transactions contemplated thereby and hereby and has taken all necessary corporate action with respect thereto;.

(3)           Each of the Financing Documents to which the Conduit Borrower is a party will be as of the date of Closing duly executed and delivered by the Conduit Borrower, and, assuming their due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding obligations of the Conduit Borrower, enforceable in accordance with their respective terms, except that enforceability may be limited by laws relating to bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the rights of creditors, by the exercise of judicial discretion in accordance with general principles of equity, and by matters of public policy.

(4)           The execution and delivery of each of the Financing Documents to which the Conduit Borrower is a party, the consummation of the transactions contemplated therein and compliance with the provisions hereof and thereof, under the circumstances contemplated herein and therein, do not, on the date hereof, and as of the date of Closing will not, in any material respect, conflict with or constitute on the part of the Conduit Borrower a violation of or breach of or default under the Conduit Borrower’s Articles of Incorporation or Code of Regulations or Bylaws, as the case may be, or any agreement or to the best of the Conduit Borrower’s knowledge, other instrument to which the Conduit Borrower is a party, or by which its property may be bound, or, to the best knowledge of the Conduit Borrower, any existing law, administrative regulation, court order or consent decree to which the Conduit Borrower or any of its properties is subject, which would materially and adversely affect the transactions contemplated hereby or so affect the business, operations or financial condition of the Conduit Borrower.

(5)           Subsequent to the date of the last financial statements delivered to the Administrative Agent, there have been no material adverse changes in the assets, liabilities or condition of the Conduit Borrower, financial or otherwise and neither the business nor the properties of the Conduit Borrower have been adversely affected in any substantial way as the result of any fire, explosion, accident, strike, riot, flood, windstorm, earthquake, embargo, war or Act of God or of the public enemy.

(6)           All of the warranties and representations of the Conduit Borrower in the Financing Documents are true and correct as of this date, as if made on this date and will be true and correct as of the date of Closing.

(7)           The Conduit Borrower covenants and warrants that it knows of no event or circumstance which presently appears likely to occur which would cause it not to have the economic ability to meet all the obligations imposed upon it under the Financing Documents.

(8)           The Conduit Borrower is not in default in the payment of principal of or premium, if any, or interest on any obligation issued by it.

(9)           All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the Conduit Borrower’s execution and delivery of, consummation of the transactions contemplated by, and compliance with the provisions of the Financing Documents have been or will be timely obtained.

(10)           There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best knowledge of the Conduit Borrower, threatened, against or affecting the Conduit Borrower or the actions taken or contemplated to be taken by the Conduit Borrower, nor, to the best knowledge of the Conduit Borrower, is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, financial condition or operations of the Conduit Borrower, or the transactions contemplated by, or the validity or enforceability of, the Financing Documents.

(11)           To the best of the Conduit Borrower’s knowledge, no event has occurred and no condition exists which, upon issuance of the Bonds, would constitute (or with the giving of notice or lapse of time, or both, would constitute) an Event of Default under the Financing Documents.

The Conduit Borrower covenants that throughout the term of the Loan Agreement and the Credit Agreement, to use reasonable efforts to operate its facilities in a manner which shall permit it to meet all of its obligations under the Financing Documents to which it is a party.

Section 5.	Representations and Warranties of the Administrative Agent. The Administrative Agent represents and warrants that:

(1)           The Administrative Agent represents and warrants that it has full legal right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to take the actions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Administrative Agent and constitutes a legal, valid and binding obligation of the Administrative Agent enforceable against the Administrative Agent in accordance with its terms, except that the enforceability hereof may be limited by laws relating to bankruptcy, reorganization or other similar laws affecting the rights of creditors generally, by the exercise of judicial discretion in accordance with general principles of equity, and by matters of public policy.

(2)           The obligations of the Bond Issuer under this Agreement to sell the Bonds are subject to the performance by the Administrative Agent of its obligations to be performed hereunder and the performance by each Purchaser to execute and deliver an Investor Letter substantially in the form set forth hereto as Exhibit D, at or prior to the Closing.

Section 6.	Closing

(a)           Not later than 12:00 noon (central time) on December 27, 2010 or at such other time as shall have been mutually agreed upon by the Bond Issuer and the Administrative Agent, the Bond Issuer will deliver the Bonds to the Administrative Agent, for the account of the Purchasers, in definitive form, duly executed and authenticated, together with the other documents required by Section 6(c); and the Administrative Agent will accept such delivery and cause the purchase price of Bonds evidencing the draws to be made by the Conduit Borrower to be paid to the Trustee, for the account of the Bond Issuer, in immediately available funds by wire transfer to an account of the Trustee, which account shall be identified by written notice to the Administrative Agent at least 3 business days prior to the Closing.

(b)           Delivery of the Bonds shall be made at the offices of the Administrative Agent (as defined below) in Cleveland, Ohio, or, at the option of the Administrative Agent, at the office of a custodian or depository for securities located in New York, New York and designated by the Administrative Agent at least 3 business days prior to Closing.  Delivery of the Bonds against payment as aforesaid is herein referred to as the “Closing.”  The Bonds delivered at Closing shall be in the form described in the Indenture and shall be registered in such names and shall be in such denominations as shall be specified by the Administrative Agent by written instructions to the Trustee not less than 5 business days prior to the Closing or, with respect to any portion of the Bonds for which such instructions are not given, shall be registered in the name of the Administrative Agent and shall be in such denominations as the Bond Issuer and the Trustee shall designate.  The Bonds to be delivered at the Closing will be made available to the Administrative Agent for checking and packaging not less than 48 hours prior to the Closing.  As to be stated in the Investor Letters, the Purchasers intend the Bonds to be purchased for investment and not with a present view towards resale.  The Administrative Agent and other Purchasers accept the limitations on transfer placed on, and described in the Bonds.

(c)           At or prior to the Closing, the Bond Issuer and the Conduit Borrower shall deliver the following documents to the Administrative Agent:

(1)           Indenture.  An executed counterpart of the Indenture.

(2)           Specimen Bond.  A specimen copy of the Bonds.

(3)           Loan Agreement. An executed counterpart of the Loan Agreement.

(4)           Amendment to Credit Agreement.  An executed counterpart of the First Amendment to the Amended and Restated Credit and Funding Agreement dated as of December 27, 2010.

(5)           Tax Certificate and Agreement.  An executed counterpart of the Tax Certificate and  Agreement.

(6)           Opinion of Bond Counsel.  An opinion of bond counsel (Miller & Martin PLLC, Chattanooga, Tennessee), dated the date of the Closing, substantially in the form attached hereto as Exhibit A.

(7)           Opinion of Counsel for Conduit Borrower.  An opinion of counsel for the Conduit Borrower (General Counsel of Conduit Borrower and Husch Blackwell LLP), dated the date of Closing, substantially in the form attached hereto as Collective Exhibit B.

(8)           Opinion of Counsel for Bond Issuer.  An opinion of counsel for the Bond Issuer (Thomas K. Tisdale, Esq.), dated the date of the Closing, substantially in the form attached hereto as Exhibit C.

(9)           Certificate of Bond Issuer.  A certificate signed by the Chairman of the Bond Issuer, dated the date of Closing, in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties of the Bond Issuer contained herein and in the Financing Documents are true and correct as of the date of Closing; and (ii) none of the proceedings or authority for the issuance of the Bonds and the execution and delivery of the Financing Documents have been modified, amended or repealed.

(10)           Certificate of Conduit Borrower. A certificate signed by an officer of the Conduit Borrower, dated the date of Closing, in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties of the Conduit Borrower contained herein and in the Loan Agreement, Tax Certificate and Agreement and Credit Agreement are true and correct as of the date of Closing; and (ii) each of the agreements of the Conduit Borrower to be complied with and each of the obligations of the Conduit Borrower to be performed hereunder and under the Loan Agreement, the Tax Certificate and Agreement and the Credit Agreement on or prior to the date of Closing have been complied with and performed.

(11)           Proceedings of Bond Issuer.  A certified copy of all action taken by the Bond Issuer approving the issuance of the Bonds, the execution and delivery of the Financing Documents, and the consummation of the transactions contemplated thereby (including, without limitation, the resolution or resolutions adopted by the governing body of the Bond Issuer for such purpose).

(12)           Charter and Bylaws of Bond Issuer.  A certified copy of the charter (or articles and certificate of incorporation) and bylaws of the Bond Issuer.

(13)           Evidence of Tax Exemption.  Evidence reasonably satisfactory to the Administrative Agent that all action necessary as of the Closing for interest on the Bonds to be tax-exempt has been taken, including without limitation (i) an executed arbitrage certificate, and (ii) Form 8038 and evidence of filing.

(14)           Rebate Instructions.  Instructions from bond counsel to the Bond Issuer and the Trustee regarding procedures for compliance with the rebate requirement of the Internal Revenue Code.

(15)           Investor Letters.  Executed counterpart of Investor Letters in substantially the form set forth in Exhibit D hereto by each Purchaser of the Bonds.

(16)           Additional Documentation.  Such additional legal opinions, certificates, proceedings, instruments and other documents as counsel for the Administrative Agent may reasonably request to evidence (i) compliance by the Bond Issuer and the Conduit Borrower with legal requirements, (ii) the truth and accuracy, as of the time of Closing, of the representations and warranties of the Bond Issuer and the Conduit Borrower contained herein, and (iii) the due performance or satisfaction by the Bond Issuer and the Conduit Borrower, at or prior to such time, of all agreements then required to be performed and all conditions then required to be satisfied by it hereunder.

Section 7.   Covenants of the Bond Issuer.   The Bond Issuer covenants with the parties hereto that it will observe all covenants of the Bond Issuer in the Financing Documents to which it is a party.

Section 8.    Covenants of the Conduit Borrower.   The Conduit Borrower covenants as follows:

(a)           The Conduit Borrower will apply the proceeds of the Bonds as provided in and subject to all of the terms and provisions of the Loan Agreement, the Credit Agreement and the Tax Certificate and Agreement and will observe all covenants of the Conduit Borrower in such instruments.

(b)           The Conduit Borrower will take such action as may be reasonably requested to facilitate the timely consummation of the transactions contemplated by this Agreement, provided that the Conduit Borrower shall not be required to become qualified to do business or subject to service of process in any state other than Virginia or Tennessee.

(c)           The Conduit Borrower will notify the Administrative Agent of any material adverse change in the business, properties or financial condition of the Conduit Borrower occurring before Closing.

(d)           The Conduit Borrower will not take any action or permit any action to be taken on the Conduit Borrower’s behalf, or cause or permit any circumstance within the Conduit Borrower’s control to arise or continue, if such action would adversely affect the excludability from gross income for Federal income tax purposes of the interest on the Bonds.

Section 9.	Termination

(a)           If the Bond Issuer and the Conduit Borrower are unable to satisfy the conditions imposed by this Agreement, or if the obligations of the Administrative Agent hereunder and the other Purchasers to purchase and accept delivery of the Bonds shall be terminated for any reason permitted by Section 9(b), or if the representations and warranties of the Bond Issuer and the Conduit Borrower contained herein are not accurate in all material respects on the date of this Agreement and at Closing, this Agreement may be terminated by the Administrative Agent by written notice to the Bond Issuer.  The Administrative Agent may, in its discretion, waive any one or more of the conditions imposed by this Agreement for the protection of the Administrative Agent and proceed with the Closing.

(b)           The Administrative Agent shall have the right to terminate its obligations hereunder and the Purchasers’ obligations to purchase the Bonds by notifying the Bond Issuer and the Conduit Borrower in writing of its election to do so between the date hereof and the Closing if any of the following shall occur prior to Closing:

(1)           Between the date hereof and the date of Closing, legislation shall have been enacted by the Congress or be actively considered for enactment by Congress, or recommended to the Congress for passage by the President of the United States, or introduced to either house of the Congress, or a decision rendered by any court of competent jurisdiction, or the Tax Court of the United States, or any order, ruling, regulation or official statement made by the United States Treasury Department or the Internal Revenue Service, affecting (i) Federal income taxation upon revenues or other income of the character derived by the Bond Issuer under the Loan Agreement or upon the interest to be paid on the Bonds or on bonds of the general character of the Bonds or (ii) the application of Treasury Department Circular 230 to bond counsel opinions relating to the Bonds.

(2)           Between the date hereof and the date of Closing, legislation shall have been enacted by the Congress or be actively considered for enactment by Congress, or recommended to the Congress for passage by the President of the United States, or introduced or favorably reported for passage to either house of the Congress, and either a decision, order or decree of a court of competent jurisdiction, or an order, ruling, regulation or official statement of or on behalf of the Securities and Exchange Commission shall have been rendered or made, with the purpose or effect that the issuance, offering or sale of the Bonds or any related security or obligations of the general character of the Bonds or any related security as contemplated hereby, or the execution and delivery of the Indenture, or indentures similar thereto, is or would be in violation of any provision of, or is or would be subject to registration or qualification requirements under, the Securities Act or the Trust Indenture Act.

(3)           Any of the following shall have occurred: (i) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange or such trading shall have been suspended; (ii) the New York Stock Exchange or other national securities exchange, or the National Association of Securities Dealers, Inc. or other national securities association, or the Municipal Securities Rulemaking Board or other similar national self-regulatory rule-making board, or any governmental authority, shall impose, as to the Bonds or similar obligations, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or change in the net capital requirements of, underwriters; (iii) a general banking moratorium shall have been declared by Federal, New York or Tennessee authorities; or (iv) a war involving the United States of America, whether or not declared, or any other national or international calamity or crisis, or a financial crisis, shall have occurred, the effect of which, in the judgment of the Administrative Agent, would materially and adversely affect the ability of the Administrative Agent and the other Purchasers to purchase the Bonds.

(4)           Any litigation shall be initiated or threatened to restrain or enjoin the issuance or sale of the Bonds or in any way protesting or affecting any authority for or the validity or enforceability of the Bonds, any of the Financing Documents, or the existence or powers of the Bond Issuer; or

(5)           All matters relating to this Agreement, the Bonds, the authorizing legislation, the Indenture, the Loan Agreement, the Credit Agreement, the Tax Certificate and Agreement and the consummation of the transactions contemplated by this Agreement, shall not be reasonably satisfactory to and subject to the approval of the Administrative Agent.

(c)           If this Agreement is so terminated, the Administrative Agent, the Bond Issuer and the Conduit Borrower shall have no further obligation hereunder, except that their respective obligations to pay expenses, as provided herein, shall continue in full force and effect.

Section 10.	Survival of Representations.

All representations, warranties and agreements of the Bond Issuer and the Conduit Borrower set forth herein or made pursuant to this Agreement shall, unless waived in writing by the Administrative Agent, remain operative and in full force and effect, regardless of any investigations made by or on behalf of the Administrative Agent or its counsel and shall survive delivery of and payment for the Bonds.

Section 11.	Expenses

(a)           The Conduit Borrower shall pay (whether or not the Bonds are sold and delivered as herein provided) any expenses incident to the performance by it of its obligations hereunder, including but not limited to:  (i) the cost of the preparation, reproduction, printing, distribution, mailing, execution, delivery, filing and recording, as the case may be, of this Agreement, the Financing Documents, the Credit Agreement and all other agreements and documents required in connection with the consummation of the transactions contemplated hereby; (ii) the cost of the preparation, engraving, printing, execution and delivery of the definitive Bonds; (iii) the fees and disbursements of bond counsel, counsel for the Bond Issuer, counsel for the Conduit Borrower, counsel for the Administrative Agent, and any other experts retained by the Conduit Borrower; (iv) the initial or acceptance fee of the Trustee; (v) the cost of transportation and lodging for officials and representatives of the Conduit Borrower in connection with attending meetings and the Closing; and (vi) the cost of qualifying or exempting the Bonds and determining their eligibility for investment under the laws of such jurisdictions as the Administrative Agent may designate, including filing fees and fees and disbursements of counsel for the Administrative Agent in connection with such qualification and determination and the preparation of the blue sky memorandum and legal investment survey.

(b)           The Administrative Agent shall pay (i) the cost of preparing and publishing all advertisements relating to the Bonds; (ii) the cost of the transportation and lodging for representatives of the Administrative Agent to attend meetings and the Closing; and (iii) all other expenses incurred by it in connection with its public offering and the distribution of the Bonds.

Section 12.	Indemnification and Contribution

(a)           To the extent permitted by law, the Conduit Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender, any member, officer, official or employee of the Administrative Agent, each Lender, and each person, if any, who controls the Administrative Agent or each  Lender within the meaning of Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities caused by the failure to register the Bonds or any of the Financing Documents under the Securities Act of 1933, as amended, or to qualify any of the Financing Documents under the Trust Indenture Act of 1939, as amended, or the rules or regulations under said Acts.

(b)           In case any action shall be brought against any one or more of the Indemnified Parties and in respect of which indemnity may, pursuant to the provisions of this Agreement, be sought against the Conduit Borrower, such Indemnified Parties shall promptly notify the Conduit Borrower in writing, and the Conduit Borrower shall promptly assume the defense thereof, including the selection and employment of counsel, the payment of all expenses, and the right to negotiate and consent to settlement.  Any one or more of the Indemnified Parties shall have the right to select and employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless (i) the employment of such counsel has been specifically authorized by the Conduit Borrower or (ii) with regard to the employment of such counsel by the Indemnified Party, the Indemnified Party shall determine that counsel for the Conduit Borrower will not adequately represent the Indemnified Party because the Conduit Borrower is in a position of conflict of interest with the Indemnified Party.  The Conduit Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Conduit Borrower or if there be a final judgment for the plaintiff in any such action, the Conduit Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss, damage, liability or expense incurred or suffered by reason of such settlement or judgment.

(c)           The indemnity provided by this Section shall be in addition to any other liability that the Conduit Borrower may otherwise have hereunder, at common law or otherwise, and is provided solely for the benefit of each of the Indemnified Parties and their respective successors, assigns and legal representatives, and no other person shall acquire or have any right under or by virtue of such provisions of this Agreement.

Section 13.	Benefits of Agreement

This Agreement shall inure to the benefit of and be binding upon the Bond Issuer, the Conduit Borrower and the Administrative Agent and their respective successors and assigns.  Nothing in this Agreement is intended or shall be construed to give any person, firm or corporation other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No person who purchases the Bonds from the Administrative Agent or any other person or entity shall be deemed to be a successor or assign of the Administrative Agent merely by reason of such purchase.

IN WITNESS WHEREOF, the Bond Issuer, the Conduit Borrower and the Administrative Agent have caused this Agreement to be executed and delivered by their duly authorized officers.

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:	/s/ Thomas S. Sherman
Authorized Officer

[NOTE:  Execution by the Bond Issuer is on the following page.]

[Signature Page for Bond Purchase Agreement]

THE INDUSTRIAL DEVELOPMENT BOARD OF
THE COUNTY OF BRADLEY AND THE CITY OF
CLEVELAND, TENNESSEE

By:	/s/ Ross H. Tarver
Title:	Chairman

[Signature Page for Bond Purchase Agreement]

OLIN CORPORATION

By:	/s/ Stephen C. Curley
Title:	Vice President and Treasurer

[Signature Page for Bond Purchase Agreement]

EXHIBIT A

Opinion of Bond Counsel

(Form of Opinion of Bond Counsel)

December 27, 2010

PNC Bank, National Association,
as Administrative Agent

[Purchasers in Credit Agreement]

Re:
Recovery Zone Facility Revenue Bonds (Olin Corporation Project), issued by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, Series 2010 in the aggregate principal amount of up to $41,000,000

We have acted as bond counsel in connection with the issuance of the above-referenced bonds (collectively, the “Bonds”) by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, a public corporation organized under the laws of the State of Tennessee (the “Board”) including particularly Tenn. Code Ann. § 7-53-101, et seq., as amended (the “Enabling Law”).  The Board has duly authorized the issuance of its Series 2010 Bonds pursuant to that certain Trust Indenture dated as of December 27, 2010 (the “Indenture”) between the Board and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).  Capitalized terms not otherwise defined in this opinion shall have the meaning assigned in the Indenture.

The Series 2010 Bonds have been issued pursuant to the Indenture for the purpose of financing the construction of buildings and improvements, the rehabilitation of existing buildings and the acquisition of machinery and equipment in Bradley County, Tennessee to be owned and operated by Olin Corporation, a Virginia corporation (the “Corporation”) in connection with its chlor-alkali and other manufacturing operations.

Pursuant to a Loan Agreement dated as of December 27, 2010 (the “Loan Agreement”) between  the Board and the Corporation, the Board has agreed to loan the Bond proceeds to the Corporation, and the Corporation has agreed to make payments to the Board at times and in amounts sufficient to pay all debt service requirements on the Bonds (the “Loan Payments”).  Pursuant to the Indenture, the Board has assigned and pledged to the Administrative Agent the Loan Payments and all the Board’s rights under the Loan Agreement to secure the payment of debt service on the Bonds.  [During the period in which the Bonds are in the Direct Purchase Mode, the Trustee shall assign the right to receive Loan Payments to the Purchaser Agent.]

The Bonds are special, limited obligations of the Board, payable solely from, and secured by the Loan Payments received by the Board under the Loan Agreement.

We have examined executed counterparts of the Indenture, the Loan Agreement and that certain Bond Purchase Agreement dated December 27, 2010 between the Board, the Corporation and PNC Bank, National Association, a national banking association, acting in the capacity as administrative agent for the above-referenced Purchasers (collectively referred to as the “Financing Documents”), and such other certificates, proceedings, proofs and documents as we have deemed necessary in connection with the opinions hereinafter set forth.

As to various questions of fact material to our opinion, we have relied upon the representations made in the documents described above and upon certificates of certain public officials and officers of the Board, the Corporation and the Trustee (including without limitation certificates by the Corporation as to the use of the proceeds of the Bonds which are material to our opinion in paragraphs 5 and 6 below) without undertaking to verify the same by independent investigation.  Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

1.           The Board has been duly organized as a public corporation under the provisions of the Enabling Law.

2.           The Board has corporate power and authority to enter into and perform its obligations under each of the Financing Documents to which it is a party and to issue and deliver the Bonds.  The execution, delivery and performance of its obligations under each of the Financing Documents to which it is a party and the issuance and delivery of the Bonds by the Board have been duly authorized by all requisite corporate action, and such Financing Documents and the Bonds have been duly executed and delivered by the Board.

3.           The Bonds constitute legal, valid and binding limited obligations of the Board, payable as to principal, premium (if any) and interest solely out of the Loan Payments.

4.           Each of the Financing Documents constitutes a legal, valid and binding obligation of the Board and is enforceable against the Board in accordance with its terms.  The Indenture creates a valid lien on  Loan Payments and the rights of the Board under the Loan Agreement.

5.           Interest on the Bonds is excludible from gross income for federal income tax purposes and is not an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations and is not included in the adjusted current earnings of corporations for purposes of calculating the alternative minimum tax.

6.           The opinions set forth in paragraph 5 are subject to the condition that the Board and the Corporation comply with all requirements of the Internal Revenue Code of 1986, as amended, that must be satisfied subsequent to the issuance of the Bonds in order that interest thereon be, or continue to be, excludible from gross income for federal tax purposes.  Both the Board and the Corporation have covenanted to comply with all such requirements.  Failure to comply with certain of such requirements may cause interest on the Bonds to be included in gross income for federal income tax purposes retroactive to the date of issuance of the Bonds.

7.           Under existing law, the Bonds and the income therefrom are exempt from all present state, county and municipal taxes in Tennessee except (a) inheritance, transfer and estate taxes, (b) Tennessee excise taxes on all or a portion of the interest on any of the Bonds during the period such Bonds are held or beneficially owned by any organization or entity, other than a sole proprietorship or general partnership, doing business in the State of Tennessee, and (c) Tennessee franchise taxes by reason of the inclusion of the book value of the Bonds in the Tennessee franchise tax base of any organization or entity, other than a sole proprietorship or general partnership doing business in the State of Tennessee.

We express no opinion regarding federal tax consequences arising with respect to the Bonds, other than the opinions expressed in paragraph 5 above.

The rights of the holders of the Bonds and the enforceability of the Bonds and the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights and general principles of equity, including the exercise of judicial discretion in appropriate cases.

This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

                   Sincerely yours,

COLLECTIVE EXHIBIT B

Opinion of Counsel for the Conduit Borrower

[Opinions of Company General

Counsel and Husch Blackwell LLP]

B-1

[Letterhead of Olin Corporation]

December 27, 2010

The Industrial Development Board of the
County of Bradley and the City of Cleveland, Tennessee
Cleveland, Tennessee

PNC Bank, National Association,
as Administrative Agent

Purchasers in Credit Agreement:
PNC Bank, National Association
Wells Fargo Bank, N.A.
Bank of America, N.A.
Northern Trust Corporation
Branch Banking and Trust Company
U.S. Bank National Association
Bank of Oklahoma, N.A.

U.S. Bank National Association
Nashville, Tennessee

Re:	$41,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), issued by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee

Ladies and Gentlemen:

I am General Counsel of Olin Corporation, a Virginia corporation (the “Conduit Borrower”).  The above-referenced bonds (the “Bonds”) are being purchased from The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, (the “Bond Issuer”) and the Conduit Borrower by PNC Bank, National Association, as administrative agent (the “Administrative Agent”) for the benefit of the Purchasers (as defined and set forth in the hereafter defined Bond Purchase Agreement) pursuant to a Bond Purchase Agreement dated December 27, 2010 (the “Bond Purchase Agreement”) among the Bond Issuer, the Conduit Borrower and the Administrative Agent.  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Bond Purchase Agreement or (if not defined in the Bond Purchase Agreement) in the Indenture referred to in the Bond Purchase Agreement.

I, or others under my direction, have examined the following:  executed copies of the Bond Purchase Agreement, the Loan Agreement, the Tax Certificate and Agreement and the Amended and Restated Credit and Funding Agreement among the Conduit Borrower, the Administrative Agent and the Purchasers, the First Amendment to Amended and Restated Credit And Funding Agreement among the Conduit Borrower, the Administrative Agent and the Purchasers; pertinent proceedings of the Conduit Borrower (collectively, the “Conduit Borrower Financing Documents”); certificates executed by officers of the Conduit Borrower; and such other certificates, proceedings, proofs and documents as I have deemed necessary in connection with the opinions hereinafter set forth.  As to various questions of fact material to our opinion, I have relied upon the representations made in the Conduit Borrower Financing Documents and upon certificates of officers of the Conduit Borrower.

Based on the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that:

1.           The Conduit Borrower is validly existing as a for profit corporation under the laws of the Commonwealth of Virginia.

2.           The Conduit Borrower has the corporate power to consummate the transactions contemplated by the Bond Purchase Agreement and the Conduit Borrower Financing Documents to which it is a party.

3.           By proper action of its governing body, the Conduit Borrower has duly authorized the execution and delivery of the Conduit Borrower Financing Documents to which it is a party, and the consummation of the transactions contemplated by such Conduit Borrower Financing Documents.

4.           The execution and delivery by the Conduit Borrower of the Conduit Borrower Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, to my knowledge, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it.

The opinions expressed herein are limited to the laws of the Commonwealth of Virginia.

My opinions are based on the assumptions, and are subject to the qualifications and limitations, set forth in this letter, including the following:

1.
I express no opinion as to the effect of the Conduit Borrower Financing Documents on local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

2.
I have assumed that: (a) each natural person executing any of the Conduit Borrower Financing Documents is legally competent; (b) all official public records are accurate and complete; and (c) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

3.
With respect to my opinion that the Conduit Borrower Financing Documents have been duly executed and delivered by the Conduit Borrower, I note that I was not present at the execution and delivery of the original documents and so I have based my opinion on examination of copies of such Conduit Borrower Financing Documents and certificates, statements or other representations of the officers of the Conduit Borrower.

4.
When an opinion is stated to be “to my knowledge” or the statement is made that “I have no knowledge”, or other words of similar import appear, the language means only that I have no actual knowledge to the contrary and does not indicate or imply any investigation or inquiry, of the Conduit Borrower or others, on my part.

5.
This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein.  Unless otherwise stated herein, I have made no independent investigation regarding factual matters.  This opinion is made as of the date of this opinion, and the factual matters in existence as of such date, and I specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

This opinion is rendered solely for your benefit,, in connection with the execution and delivery by the Conduit Borrower of the Conduit Borrower Financing Documents, and may not be released to or relied upon by any other person or for any other purpose without my prior written consent.

Sincerely,

/s/ George H. Pain

Senior Vice President, General Counsel and Secretary,
Olin Corporation

MAIN 423.266.5500 · FAX 423.266.5499 ·
736 GEORGIA AVENUE, SUITE 300, CHATTANOOGA, TN 37402
www.huschblackwell.com

December __, 2010

The Industrial Development Board of the
County of Bradley and the City of Cleveland, Tennessee
Cleveland, Tennessee

PNC Bank, National Association,
as Administrative Agent

Purchasers in Credit Agreement
PNC Bank, National Association
Wells Fargo Bank, N.A.
Bank of America, N.A.
Northern Trust Corporation
Branch Banking and Trust Company
U.S. Bank National Association
Bank of Oklahoma, N.A.

U.S. Bank National Association,
as Trustee
Nashville, Tennessee

Re:	$41,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), issued by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee

Ladies and Gentlemen:

We have acted as special counsel to Olin Corporation, a Virginia corporation (the “Conduit Borrower”), in connection with the issuance of the above-captioned Bonds.  The Bonds are being purchased from The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, (the “Bond Issuer”) and the Conduit Borrower by PNC Bank, National Association, as administrative agent (the “Administrative Agent”) for the benefit of the Purchasers pursuant to a Bond Purchase Agreement dated December 27, 2010 (the “Bond Purchase Agreement”) among the Bond Issuer, the Conduit Borrower and the Administrative Agent.  The proceeds of the Bonds will be utilized to finance the construction of buildings and improvements, the rehabilitation of existing buildings and the acquisition of

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

machinery and equipment in Bradley County, Tennessee for the manufacture of chlor-alkali and other products. Capitalized terms not otherwise defined herein shall have the meanings assigned in the Bond Purchase Agreement or (if not defined in the Bond Purchase Agreement) in the Indenture.

The Conduit Borrower has requested that we deliver this opinion to you, has consented to reliance by you, and has waived any privity between the Conduit Borrower and us in order to permit you to so rely on this opinion. We understand and, with the consent of the Conduit Borrower, consent to your so relying on this opinion.

I.
BACKGROUND

1.1           Documents Reviewed.  We have reviewed executed counterparts of the following documents, each dated as of December 27, 2010 (the “Closing Date”) unless otherwise noted:

(a)	Loan Agreement dated as of December 27, 2010, executed by the Bond Issuer and the Conduit Borrower (the “Loan Agreement”);

(b)	Trust Indenture dated as of December 27, 2010, executed by the Bond Issuer and U.S. Bank National Association, as Trustee (the “Indenture”);

(c)	Tax Certificate and Agreement dated as of December 27, 2010 between the Bond Issuer and the Conduit Borrower (the “Tax Certificate and Agreement”);

(d)	Bond Purchase Agreement;

(e)
Amended and Restated Credit and Funding Agreement dated as of December __, 2010, as amended by the First Amendment to the Amended and Restated Credit and Funding Agreement dated as of December 27, 2010 by and among Administrative Agent, the Purchasers identified therein and the Conduit Borrower (as amended, the “Credit Agreement”);

(f)
Resolution Authorizing the Chairman of the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee or his Designee to Request an Allocation for Recovery Zone Facility Bonds from the State of Tennessee; and Designating a Recovery Zone Area in Accordance with the

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

American Recovery and Reinvestment Act of 2009 adopted by Bond Issuer as of November 16, 2010;

(g)
Resolution Authorizing the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee to Request an Allocation for Recovery Zone Facility Bonds from the State of Tennessee; and Designating a Recovery Zone Area in Accordance with the American Recovery and Reinvestment Act of 2009 adopted by Bradley County, Tennessee as of November 15, 2010; [need to see executed copy]

(h)
Resolution of the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Approving in Principle the Issuance of its Recovery Zone Facility Bonds in One or More Series having a Maximum Aggregate Principal Amount not to exceed $41,000,000, to Finance all or a part of the Cost of a Capital Project in Bradley County and Authorizing the Execution of a Letter of Intent and Inducement Agreement with Olin Corporation, and for Any Related Purposes adopted by Bond Issuer as of November 16, 2010;

(i)
Resolution of the Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Authorizing, among other things, the Issuance of its Recovery Zone Facility Bonds, Series 2010 (Olin Corporation Project) in a Maximum Amount not to exceed $41,000,000 adopted by Bond Issuer as of _________, 2010; [need to see executed copy]

(j)	Certificate of Authorization of Conduit Borrower issued by the Secretary of State of the State of Tennessee on _____, 2010; and

(k)	Confirmation of Recovery Zone Facility Bond Allocation issued on December __, 2010 by the Tennessee Department of Economic and Community Development.

1.2           Documents.  The documents described in items (a) through (e) above are referred to in this opinion letter as the “Conduit Borrower Financing Documents.”  The documents described in items (f) through (k) above are referred to in this opinion letter as the “Public Authority Documents.”

1.3           Opining Jurisdiction.  The law covered by the opinions expressed in this opinion letter is limited to the law of the State of Tennessee (“State”), excluding State tax laws and regulations and State securities (Blue Sky) laws and regulations.  Our Consents Opinion set

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

forth in Paragraph 2.2 of this opinion letter below is based solely on Public Authority Documents and certificates of Borrower officials.  We further express no opinion concerning the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing.

1.4           Scope of Review.  In connection with the opinions hereinafter set forth, we have limited the scope of our review of the documents related to the issuance of the Bonds to photocopies of the Conduit Borrower Financing Documents and the Public Authority Documents.

1.5           Reliance Without Investigation.  We have relied, without investigation or analysis, upon information in Public Authority Documents and the Conduit Borrower Financing Documents.  In addition, with your permission, the undersigned is relying upon and expresses no opinion regarding Conduit Borrower’s authorization, organization, valid existence and good standing in the State of Virginia, which such opinions are being provided in a separate opinion letter by Conduit Borrower’s General Counsel and upon which we are relying in providing our Remedies Opinion set forth in Paragraph 2.1 of this opinion letter.  We have also assumed that the factual matters, including but not limited to the representations, warranties, statements and certifications of Conduit Borrower set forth in the Conduit Borrower Financing Documents are accurate.

1.6           Actual Knowledge.  As used in this opinion letter, the phrase “Actual Knowledge” means the conscious awareness of facts or other information by Ralph M. Killebrew, Jr. and the lawyers in this firm primarily responsible for the representation of Conduit Borrower.

II.
OPINIONS

Based upon and subject to the foregoing and to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

2.1           Remedies Opinion.  The Conduit Borrower Financing Documents to which the Conduit Borrower is a party constitute legal, valid and binding obligations of the Conduit Borrower enforceable against it in accordance with the terms of such instruments.

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

2.2           Consents Opinion. The Conduit Borrower has obtained all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the issuance of the Bonds and the execution and delivery of the Conduit Borrower Financing Documents to which it is a party.

2.3           No Litigation Opinion. To our Actual Knowledge, there is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or threatened against or affecting the Conduit Borrower or its properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, the Conduit Borrower Financing Documents to which the Conduit Borrower is a party or (ii) could have a material adverse effect upon its financial condition (net of reserves) or operations.

2.4           Licenses and Permits Opinion.  To our Actual Knowledge, the Conduit Borrower has obtained all necessary licenses and permits to carry on its business in Tennessee and operate all its properties and facilities in Tennessee, the failure of which could have a material adverse effect upon its financial condition (net of reserves) or operations.

We express no opinion as to whether the execution, delivery or performance of the Conduit Borrower Financing Documents by Conduit Borrower constitutes or may constitute a breach, violation or default under any financial covenant or financial formula which may be contained in any mortgage, indenture, contract or agreement to which Conduit Borrower is a party or by which its properties are bound.

III.
QUALIFICATIONS

Notwithstanding any provision in this opinion letter to the contrary, the foregoing opinions are subject to the following additional qualifications:

3.1           Assumptions.  In rendering the foregoing opinions, we have relied, without investigation, upon the assumptions set forth below unless in a given case the particular assumption states, directly or in practical effect, a legal conclusion expressed in the opinion:

(a)
Administrative Agent has acted in good faith and without actual notice of any defense against enforcement of rights created by the transaction contemplated by the Conduit Borrower Financing Documents (the “Bond Transaction”);

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

(b)
Each natural person executing any of the Conduit Borrower Financing Documents on such person’s own behalf or on behalf of any party to the Bond Transaction has, at the time of such execution, sufficient legal competency and capacity to execute and deliver such Conduit Borrower Financing Documents; provided, however, that we have no knowledge of any fact which would cause us to believe that we are not justified in making this assumption;

(c)	Each signature on a document is genuine;

(d)
Each document submitted to us for review is accurate and complete, each document purporting to be an original is authentic, and each document purporting to be a copy conforms to an authentic original; and all public records reviewed are accurate and complete;

(e)	All parties to the Conduit Borrower Financing Documents have complied with any requirement of good faith or fairness;

(f)
The Conduit Borrower Financing Documents accurately reflect the complete understanding and intent of the parties thereto with respect to the matters and transactions contemplated to be evidenced thereby and the Conduit Borrower Financing Documents have not been amended, modified or supplemented by any other agreement or any understanding, course of business, trade practice, custom or usage of, between or among any of the parties thereto or any waiver of any of the material provisions of the Conduit Borrower Financing Documents;

(g)	With respect to the Bond Transaction and the Conduit Borrower Financing Documents, there has been no mutual mistake of fact and there exists no fraud, duress, undue influence or criminal activity;

(h)	Each party to a Conduit Borrower Financing Document that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(i)	Each party to any Conduit Borrower Financing Document that is an entity has the power (corporate, limited liability company, limited partnership or

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

other organization) to execute and deliver such Conduit Borrower Financing Documents and to perform and observe its obligations thereunder;

(j)
Each party to any Conduit Borrower Financing Documents that is an entity has (a) duly authorized its execution, delivery and performance of such Conduit Borrower Financing Documents and (b) duly executed and delivered such Conduit Borrower Financing Documents by duly authorized officers or other representatives;

(k)
In the case of any document to be recorded, the execution thereof has been duly acknowledged before a notary public, county clerk or deputy, clerk and master or other person necessary under the law of the State to authenticate such document; and

(l)	Any certifications dated prior to the date hereof remain true and correct as of the date hereof.

We have no Actual Knowledge that the foregoing assumptions are false.  We have no Actual Knowledge of facts that, under the circumstances, would make our reliance on the foregoing assumptions unreasonable.

3.2           Bankruptcy and Insolvency Exception.  The opinion set forth in Paragraph 2.1 of this opinion letter is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

3.3           Equitable Principles Limitation.  The Remedies Opinion set forth in Paragraph 2.1 of this opinion letter is subject to the effect of general principles of equity, whether applied by a court of law or equity, which includes, without limitation, the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person or entity other than Conduit Borrower; (viii) the effect of T.C.A Section 47-1-302(b); and

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

(ix) unconscionability.  No opinion is rendered herein regarding the availability of the remedies of specific performance or receivership.

3.4           Generic Qualification.  Certain of the rights, remedies, waivers, releases, disclaimers and other provisions in the Conduit Borrower Financing Documents, including but not limited to those listed below, may be further limited or rendered unenforceable by applicable law, but none of such laws would, in our opinion, render the Conduit Borrower Financing Documents invalid as a whole or make the remedies afforded by the Conduit Borrower Financing Documents inadequate for the practical realization of the principal benefits and/or security intended to be provided thereby, although they may result in a delay thereof (and we express no opinion herein with respect to the economic consequences of any such delay):

(a)
Provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages, or for premiums on prepayment or acceleration, redemption, cancellation or termination, to the extent any such provisions are deemed to be penalties or forfeitures or exceed what is fair and reasonable compensation for some expense incurred or to be incurred, or some service rendered or to be rendered, to or on behalf of Conduit Borrower;

(b)
Waivers or advance consents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the right to jury trial or, in certain cases, notice;

(c)
Provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves gross negligence or willful misconduct or to the extent otherwise contrary to public policy;

(d)	Provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform;

(e)	Provisions respecting sale or disposal of collateral or property otherwise than in compliance with applicable law;

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

(f)	Provisions purporting to entitle a party, as a matter of right and without notice and court approval after required showings, to the appointment of a receiver;

(g)	Provisions purporting to provide that any party may have rights to attorney’s fees, except to the extent a court determines that such fees are reasonable;

(h)	Provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;

(i)
Provisions providing that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person’s course of dealing, course of performance, or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

(j)	Provisions permitting modifications of an agreement only in writing;

(k)
Provisions that provide for the enforceability of the remaining terms and provisions of an agreement or instrument in circumstances in which certain terms and provisions of the agreement or instrument are illegal and unenforceable;

(l)	The effect of agreements as to rights of set-off otherwise than in accordance with applicable law;

(o)	Provisions that purport to establish evidentiary standards; and

(p)	Provisions with respect to a party’s right to collect a deficiency except upon compliance with applicable law.

3.5           Additional Qualification.  We express no opinion as to the validity or enforceability of documents, agreements, provisions of documents or agreements or the like which are incorporated by reference into the Conduit Borrower Financing Documents (other than

The Industrial Development Board of
the County of Bradley and the
City of Cleveland, Tennessee
PNC Bank, National Association
Purchasers in Credit Agreement
U.S. Bank National Association

December __, 2010

the Conduit Borrower Financing Documents), and the opinions herein are rendered without regard to any such documents, agreements or provisions.

IV.
LIMITATIONS

4.1           Disclaimer of Implied Opinions.  This opinion letter is presumed to deal only with the specific legal issues that are addressed by it.  Accordingly, any express opinion concerning a particular legal issue is presumed not to address any other matters.  Even if this presumption against opinion by implication can be overcome by compelling rebuttal, the legal issues specified in the foregoing paragraphs are covered only if and to the extent any such issue is specifically addressed in this opinion letter.

4.2           Expression of Professional Judgment.  The opinions contained in this opinion letter are expressions of professional judgment regarding the legal matters addressed and not guarantees that a court will reach any particular result.

4.3           Effective Date; No Obligation to Update.  This opinion letter is rendered as of its date, and we express no opinion as to circumstances or events which may occur subsequent to such date.  Further, we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

4.4           Reliance.  The opinions expressed in this opinion letter are solely for the use of the named addressees in connection with the issuance of the Bonds for the purposes contemplated by the Conduit Borrower Financing Documents, and, without our prior written consent, may not be used, circulated, quoted or otherwise relied upon in whole or in part by any other person or for any other purpose.

Very truly yours,

HUSCH BLACKWELL LLP

EXHIBIT C

Opinion of Counsel for the Bond Issuer

[Letterhead of Thomas K. Tisdale]

December 27, 2010

The Industrial Development Board of the
County of Bradley and the City of Cleveland, Tennessee
Cleveland, Tennessee

PNC Bank, National Association,
as Administrative Agent

[Purchasers in Credit Agreement]

U.S. Bank National Association
Nashville, Tennessee

Re:	$41,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), issued by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee

We have acted as counsel for The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee, a Tennessee public corporation (the “Bond Issuer”), in connection with the issuance of the above-referenced bonds (the “Bonds”).  The Bonds are being purchased from the Bond Issuer by PNC Bank, National Association, as administrative agent (the “Administrative Agent”) for the benefit of the Purchasers  (as defined and set forth in the hereafter defined Bond Purchase Agreement) pursuant to a Bond Purchase Agreement dated December 27, 2010 (the “Bond Purchase Agreement”) among the Bond Issuer, Olin Corporation, a Virginia Corporation (the “Conduit Borrower”) and the Administrative Agent.  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Bond Purchase Agreement or (if not defined in the Bond Purchase Agreement) in the Indenture referred to in the Bond Purchase Agreement.

We have examined the following:  executed counterparts of the Bond Purchase Agreement and the other Financing Documents to which the Bond Issuer is a party; pertinent proceedings of the Bond Issuer; certificates executed by officers of the Bond Issuer; and such other certificates, proceedings, proofs and documents as we have deemed necessary in connection with the opinions hereinafter set forth.  As to various questions of fact material to our opinion, we have relied upon the representations made in the Financing Documents and upon certificates of public officials and officers of the Bond Issuer.

Based on the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

1.           The Bond Issuer has been duly organized and is validly existing as a public corporation and instrumentality of the State of Tennessee under the provisions of the Enabling Law.

2.           The Bond Issuer has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

3.           The Bond Issuer has the power to issue the Bonds and to consummate the transactions contemplated by the Bond Purchase Agreement and the Financing Documents to which it is a party.

4.           By proper action of its governing body, the Bond Issuer has duly authorized the issuance and delivery of the Bonds, the execution and delivery of the Financing Documents to which it is a party, and the consummation of the transactions contemplated by such Financing Documents.

5.           The Bond Issuer has obtained all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the issuance of the Bonds and the execution and delivery of the Financing Documents to which it is a party.

6.           The issuance of the Bonds and the execution and delivery by the Bond Issuer of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

7.           The Bonds and the Financing Documents to which the Bond Issuer is a party constitute legal, valid and binding obligations of the Bond Issuer enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.

8.           There is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or threatened against or affecting the Bond Issuer or its properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, the Financing Documents to which the Bond Issuer is a party or (ii) could have a materially adverse effect upon its financial condition or operations.

9.           The Bond Issuer has obtained all necessary licenses and permits to carry on its business and operate all its properties and facilities and has obtained all necessary certificates of need or other similar approvals with respect to the facilities being financed with the proceeds of the Bonds.

We express no opinion regarding the enforceability of the indemnity and contribution provisions of Section 11 of the Bond Purchase Agreement.

For purposes of our opinion regarding the binding effect and enforceability of Financing Documents to which the Administrative Agent is a party, we have assumed that the Administrative Agent is qualified to do business in Tennessee to the extent that such qualification is required by the nature of this transaction or the Administrative Agent’s other activities in the State of Tennessee.

This opinion is rendered solely for your benefit.  It is not to be relied upon by any other person or for any other purpose.  This opinion is given as of the date hereof and we assume no obligation to update, revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

             Very truly yours,

EXHIBIT D

Form of Investor Letters

December ___, 2010

The Industrial Development Board of the
   County of Bradley and the City of Cleveland,
   Tennessee  (the “IDB”)
Cleveland, Tennessee

RE:	$41,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010, issued by The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee

Ladies and Gentlemen:

_____________ (the “Original Purchaser”) is the purchaser of a portion of the above-referenced revenue bonds (the “Bonds”) issued pursuant to the Trust Indenture, dated as of December 27, 2010 (the “Indenture”), between The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee (the “Board”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms not otherwise defined have the meanings ascribed thereto in the Indenture.

The undersigned duly authorized officer of the Original Purchaser hereby represents to you that:

1.           The Original Purchaser is a “Qualified Institutional Buyer” as defined in Rule 144(A) of the regulations of the Securities and Exchange Commission adopted under the Securities Act of 1933, as amended, or an “Accredited Investor” as defined in Rule 501(a) of the regulations of the Securities and Exchange Commission adopted under the Securities Act of 1933, as amended, or both.

2.           The Original Purchaser has sufficient knowledge and experience in financial and business matters, including purchase and ownership of municipal and other tax-exempt obligations, to be able to evaluate the risks and merits of the investment represented by the purchase of the Bonds.

3.           The Original Purchaser is aware that the operations of Olin Corporation, as the borrower of the proceeds of the Bonds (the “Borrower”), pursuant to the Loan Agreement dated as of December 27, 2010 (the “Loan Agreement”) between the Board and the Borrower, involve certain economic variables and risks that could adversely affect the security of its investment in the Bonds.

4.           The Original Purchaser is able to bear the economic risks of such investment.

5.           The Original Purchaser acknowledges that no offering circular, official statement, prospectus or other comprehensive offering statement containing material information with respect to the Issuer, the Bonds or the Loan Agreement has been provided and the Original

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Purchaser has made its own inquiry and analysis with respect to the Issuer, the Bonds, the Borrower and the security therefor, and other material factors affecting the security and payment of the Bonds.

6.           The Original Purchaser acknowledges that it has either been supplied with or has access to information, including financial statements and other financial information, to which a reasonable investor would attach significance in making its investment decisions, and the Original Purchaser has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Issuer, the Loan Agreement, the Borrower, the Bonds and the security therefor, so that as a reasonable investor, the Original Purchaser has been able to make its decision to purchase the Bonds.

7.           The Original Purchaser understands that the Bonds, (a) are not being registered under the Securities Act of 1933 and are not being registered or otherwise qualified for sale under the “Blue Sky” laws and regulations of any state, (b) will not be listed on any stock or other securities exchange and (c) will carry no rating from any rating service.

8.           The Original Purchaser agrees that it will not sell or assign the Bonds, or any interest therein, except to an Accredited Investor or a Qualified Institutional Buyer in a transaction that is exempt from registration under the Securities Act of 1933, as amended, and that does not adversely affect the exemption from registration of the Bonds under Section 4(2) of the Securities Act of 1933, as amended.  We agree not to sell, transfer or otherwise dispose of all or any part of our interest in the Bonds unless we provide to the Issuer and the Borrower (i) a written statement representing that the purchaser is a Qualified Institutional Buyer or an Accredited Investor (which representation may be based on a certification from the purchaser, so long as we have no information that should have led us to doubt such certification), and that such sale, transfer or other disposition is in compliance with applicable securities laws; and (ii) a letter of representation to the Issuer executed by the purchaser or transferee, which letter is in substantially the form of this letter and includes a representation that the purchaser or transferee is a Qualified Institutional Buyer or an Accredited Investor.

[ORIGINAL PURCHASER]

By:

Title:

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